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                                                                     Exhibit 3.2


                          THE COMPANIES LAW, 5759-1999

                                    ARTICLES

                                       OF

                                   CAMTEK LTD.


1.       INTERPRETATION AND DEFINITIONS

1.1 In these Articles each term specified below shall have the definition appearing beside it, except if the context otherwise dictates.

         INCLUDING                       without limitation

         THE LAW the Company Law, 5759-1999, as shall be in effect from time to time, and the Regulations.

         THE OFFICE                      the registered office of the Company.

         MAJORITY                  (1)   with respect to voting at meetings of
                                         the Shareholders a SIMPLE majority
                                         determined in accordance with the
                                         voting rights attached to the Shares;
                                         provided, however, that abstaining
                                         votes are not counted;

                                   (2)   with respect to voting at meetings
                                         of the Board of Directors or any
                                         committee thereof - a SIMPLE majority
                                         determined in accordance with the
                                         number of voting Directors; provided,
                                         however, that abstaining votes are not
                                         counted.

         OFFICER                         an Office Holder ("NOSEH MISRA"), as
                                         defined in the Law.

         PRESENCE OF A SHAREHOLDER
         [AT A GENERAL MEETING]          the presence of a Shareholder in person
                                         or by proxy.

         PROXY CARD                      ("KTAV HATZBA'AH") as the term is used
                                         in the Law.

         THE REGULATIONS                 Regulations promulgated under the Law,
                                         as shall be in effect from time to
                                         time.

         SHARE CERTIFICATE               ("TE'UDAT MENAYA") as the term is used
                                         in the Law.

1.2 Capitalized terms contained in these Articles shall have the meanings assigned to them herein; capitalized terms not defined herein shall have the meaning assigned thereto in the Law, as is in effect at the time these Articles came into effect.


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                                       2


1.3 Sections 4,5,6,7,8 and 10 of the Interpretation Law, 5741-1981, shall apply, mutatis mutandis, to the interpretation of these Articles.

1.4 The captions contained in these Articles are for convenience only and shall not be deemed a part hereof or affect the interpretation or construction of any provision hereof.

2.       THE NAME OF THE COMPANY

         In Hebrew:

         In English:  CAMTEK LTD.

3.       THE OBJECTIVES OF THE COMPANY AND ITS PURPOSE

3.1      The Company may conduct any legal business.

3.2 The Company may contribute a reasonable amount for a worthy cause, even if such contribution is not within the framework of the Company's business considerations.

4.       THE AUTHORIZED SHARE CAPITAL OF THE COMPANY

4.1 The authorized share capital of the Company is NIS 1,000,000, divided into 50,000,000 Ordinary Shares of NIS 0.01 each. All Ordinary Shares issued by the Company shall be issued in registered form.

4.2 The rights attached to the Ordinary Shares will be all the rights in the Company, and Ordinary Shares shall entitle the holders thereof to vote at shareholders' meetings and to participate, parri passu and in accordance with the nominal value of the Ordinary Shares held by such Shareholder, in distributions of dividends and in distributions of funds and surplus assets in the liquidation of the Company.

4.3 The Company may, by resolution adopted by a Majority of the Shareholders voting at the General Meeting, increase the authorized share capital of the Company, and may cancel authorized share capital that has not been issued if there is no undertaking of the Company, including a contingent undertaking, to issue such shares.

4.4 Subject to the provisions of the Law, the Company may, by a resolution adopted by a Majority of the Shareholders voting at the General Meeting, amend the rights attached to all or any of its authorized share capital, whether issued or not, create new classes of shares, and/or attach different rights to each class of shares, including special or preferential rights and/or different rights from those attached to the existing shares, including redeemable shares, deferred shares, et cetera.

4.5 The Company may, by resolution adopted by a Majority of the Shareholders voting at a General Meeting, consolidate, divide and/or redistribute the share capital of the Company to shares without any par value and/or to shares with a higher or lower par value and/or to different classes of shares.


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5.       LIABILITY OF THE SHAREHOLDERS

5.1 The liability of a Shareholder for the obligations of the Company will be limited to the amount of the consideration (including the premium) for which his shares were issued to him, but not less than the par value of such shares; except in the event that said shares have been issued to him lawfully for a consideration which is below the par value, in which event his liability will be limited to the amount of the consideration for which said shares were issued to him.

5.2 The Company may not alter the liability of a Shareholder or obligate him to acquire additional shares, without his consent.

6.       AMENDING THE ARTICLES

6.1 The Company may amend these Articles by resolution of the Majority of the Shareholders voting at a Special Meeting, except as otherwise provided in the Law.

6.2 Any amendment to these Articles will become effective on the date of the resolution adopting such amendment, unless the Law or said resolution provides that such amendment will come into force at a later time.

6.3 The Company may not amend a provision contained in these Articles requiring a special majority to amend or to change these Articles or any provision hereof, except by a resolution of the General Meeting adopted by that majority.

7.       TRANSACTIONS WITH AN OFFICER OR A CONTROLLING PERSON

         Subject to the provisions of the Law, the Company may enter into a transaction with an Officer and/or a Controlling Person, or with another person with respect to which the Officer and/or the Controlling Person has a Personal Interest, provided that such transaction does not adversely affect the interests of the Company.

8.       EXEMPTION, INSURANCE AND INDEMNIFICATION

8.1      GRANTING AN EXEMPTION FROM THE DUTY OF CARE

         The Company may grant an Officer, in advance, an Exemption from his liability, in whole or in part, for damages resulting from a breach of his duty of care to the Company, subject to and in accordance with the provisions of the Law, and provided that the Company shall not exempt any Officer from liability arising from any of the following:

         (a) a breach of the duty of care made intentionally or recklessly ("pzizuth");

         (b) any Action taken with the intention of making an unlawful profit; or

         (c) any fine or administrative pecuniary punishment ("Kofer") imposed on such Officer.


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8.2      INSURANCE

         The Company may, subject to and in accordance with the provisions of the Law, enter into an insurance policy to insure the liability of any Officer with respect to an obligation imposed upon him by virtue of an Action taken by him in his capacity as an Officer, with respect to any of the aforesaid:

                  (1) Breach of duty of care to the Company, or to another person;

                  (2) Breach of loyalty to the Company, provided the Officer acted in good faith and had reasonable grounds to assume that the action would not adversely affect the interests of the Company.

                  (3)      A financial obligation imposed upon the Officer.

8.3      INDEMNIFICATION

         (a) The Company may, subject to and in accordance with the provisions of the Law, indemnify an Officer retroactively.

         (b) The Company may, subject to and in accordance with the provisions of the Law, undertake in advance to indemnify an Officer, provided that the undertaking will be limited as follows:

                  (1) to such types of occurrences which, in the discretion of the Board of Directors, are foreseeable at the time at which the Company provides the undertaking for indemnification; and

                  (2) to an amount which the Board of Directors shall have determined to be reasonable under the circumstances.

         (c) The Company may indemnify an Officer as aforesaid with respect to liabilities or expenses, as specified below, imposed upon him as a result of an Action taken by virtue of his being an
                  Officer:

                  (1) A financial liability imposed upon him in favor of another person in a judgment, including a judgment given by way of compromise, or an arbitration award approved by a court;

                  (2) Reasonable litigation expenses, including legal fees, incurred by the Officer or imposed upon him by a court, in a claim filed against him by the Company or on the Company's behalf, or by another person, or in connection with a criminal charge of which he has been acquitted, or a criminal charge which does not require proof of MENS REA.

9.       SECURITIES OF THE COMPANY


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9.1      GENERAL

         The Company may have shares of different classes, redeemable Securities, Debentures, Secured Debentures, Series of Debentures or other Securities.

9.2      REDEEMABLE SECURITIES

         (a)      The Company may create and/or issue redeemable Securities.

         (b) The Company may attach to redeemable securities the characteristics of shares, including voting rights and/or rights to participate in profits of the Company and/or the right to receive dividends or bonus shares and/or other rights, or additional rights attached to the shares of the Company.

         (c) The Company may redeem redeemable Securities in an amount, at the times, in the form, and from the sources specified by resolution of the Company.

         (d) Redeemable Securities will not be deemed part of the equity of the Company, unless the right of the Company to redeem such Redeemable Securities has been limited to the winding-up of the Company after having satisfied all of the obligations of the Company to its creditors. In the event that the right of redemption has been limited as aforesaid, the provisions of sub-Article (c) above will not apply, and the Company may redeem such Redeemable Securities in the same fashion as it may acquire shares of the Company.

10.      ISSUANCE OF SECURITIES

10.1 The issuance of shares and other Securities shall be in the authority of the Board of Directors, subject to the provisions of the Law.

10.2 The Board of Directors may issue shares and convertible Securities up to the limit of the authorized share capital of the Company, assuming the conversion of all convertible Securities at the time of their issuance.

10.3 The Board of Directors may issue shares for cash or for other consideration, against immediate or subsequent payment.

10.4 The Board of Directors may issue Debentures, Secured Debentures or Series of Debentures, within the scope of its authority to borrow on behalf of the Company. The aforesaid does not preclude the authority of the General Manager or any other person designated for such purpose by the Board of Directors to borrow on behalf of the Company and to issue Debentures, promissory notes, or bills of exchange within the limits of his authority.

10.5 The Board of Directors will not issue a share the consideration for which is not to be paid in full in cash, unless the consideration for the shares has been detailed in a written document.

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10.6     The Board of Directors may issue shares at a price below their par value, subject to the provisions of the Law.

10.7 The Company may, by resolution of the Board of Directors, pay a commission for underwriting and/or subscription and/or consent to subscribe and/or to underwrite shares or Securities of the Company, whether conditional or not. Such commission may be paid in cash and/or in shares and/or other Securities, or any combination thereof.

10.8 The Board of Directors will arrange for the registration of the issuance of shares in the Shareholders Register immediately upon their issuance.

11.      SHARE CERTIFICATE

11.1 A Shareholder registered in the Shareholders Register may receive from the Company, with respect to the fully paid-up shares registered in his name in the Shareholders Register, one (1) Share Certificate confirming such Shareholder's ownership in the shares registered in his name, or, if approved by the Board of Directors, several Share Certificates each for one or more of such shares.

11.2 A Share Certificate will be issued bearing the signatures of those persons authorized to sign on behalf of the Company.

11.3 A Share Certificate in the name of two or more persons will be delivered to the person whose name appears first in the Shareholders Register.

11.4 In the event that a Share Certificate is lost, defaced or spoiled, a new one may be issued in its place once the Shareholder requesting the replacement has fulfilled the conditions with respect to proof of the aforesaid, indemnification, etc., as determined by the Board of Directors.

11.5 The Board of Directors will determine the amount of the fee to be paid to the Company for issuing more than one Share Certificate to each Shareholder and/or for exchanging a Share Certificate.

11.6 The Board of Directors of the Company will specify the form, the content and the method of preparing or printing the Company's Share Certificates, except where the aforesaid is specified by the Regulations.

12.      RESERVED

13.      CAKES ON SHARES

13.1 The Board may, from time to time, at its discretion, make calls upon Shareholders in respect of any sum unpaid on their shares (hereinafter: an "OBLIGATION") which has become due or which is not, by the terms of issuance of which shares, payable at a fixed time. Each Shareholder shall pay to the Company the amount of every call so made upon him at the time(s) and place(s) designated in such call. A call may contain a call for payment in installments.

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13.2     Notice of any call shall specify the amount of the Obligation and shall be given in writing to the Shareholder(s) in question not less than fourteen (14) days prior to the time of payment as fixed therein, provided that at any time before the due date of any such payment the Board may, by a notice to the Shareholder(s), revoke such call, or postpone the designated date(s) of payment.

13.3 The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call duly made upon one of the joint holders shall be deemed to have been duly made upon all of the joint holders.

13.4 If under the terms of issue of any share or otherwise, the payment in respect of such share is to be made in whole or in part by installments, whether such payment is at premium or at nominal value, then each such installment shall be paid to the Company on the due date for payment thereof, and it a call shall be deemed made by the Company with proper notice on such shares with respect to each such installment, and the provisions in these Articles which concern the call on shares shall be applicable to such installments.

13.5 Any Obligation shall bear interest from the date on which it is payable until actual payment thereof at a rate equal to the then prevailing rate of interest for unauthorized overdrafts as charged by Bank Leumi Le-Israel B.M. Notwithstanding the aforementioned, the Board of Directors may waive the interest payments in whole or in part.

13.6 The Board of Directors may, upon adoption of a resolution to such effect, allow any Shareholder to prepay any amount not yet payable in respect of his shares, and may approve the payment of interest for such prepayment at a rate as may be agreed upon between the Board and the shareholder so prepaying.

13.7 The provision of this Article 13 shall in no way derogate from any rights or remedies the Company may have pursuant to these Articles or any applicable law.

14.      CHARGE, FORFEITURE AND SURRENDER

14.1 The Company shall have a charge, first in rank, over all the shares which are registered in the name of a shareholder but which are not fully paid, as well as over the proceeds from their sale, for the purpose of securing an Obligation of such a shareholder to the Company, whether personally or jointly with others, whether or not payment is due. The above mentioned charge shall apply to all the dividends declared from time to time on such shares, unless otherwise decided by the Board.

14.2 The Board of Directors may, upon the adoption of a resolution to such effect, forfeit any shares issued with respect to which an Obligation exists and has not been paid by its due date, and following such forfeiture may sell the forfeited shares.

16.      TRANSFER OF SHARKS

16.1 Shares and other Securities of the Company may be transferred subject and pursuant to the provisions of this Article 16.

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16.2     Subject to the provisions of this Article 16, fully paid shares may be transferred without approval of the Board of Directors.

16.3 A share may be transferred in whole only, and not in part; however, if a share(s) has joint owners, any of the joint owners may transfer his rights in the share(s).

16.4 A transfer of shares shall require the delivery to the Company of a share transfer deed signed by the transferor and the transferee. If the Board of Directors does not refuse or decline to register such transfer of shares in accordance with the provisions of these Articles, the Company will register the transfer of shares in the Shareholders Register as soon as is practicable. The transferor will remain a the owner of the shares to be transferred, until the name of the transferee is recorded in the Shareholders Register as the owner of the shares.

16.5 A share transfer deed will be in the form specified below or such similar or other form approved by the Board of Directors.

                               SHARE TRANSFER DEED

         We, the undersigned, __________ of ___________ __________ (hereinafter:
         the "TRANSFEROR") hereby transfer to __________ of ________________ (hereinafter: the "TRANSFEREE") ________ Shares of NIS each in the undertaking called Camtek Ltd. to hold unto the Transferee, subject to the conditions under which we held the same immediately before the execution hereof, and we, the Transferee, do hereby agree to accept and take the said Shares subject to the conditions aforesaid.

         IN WITNESS WHEREOF we have affixed our signature on this _____ day of the month of ________ year 20_.

         Signature of the Transferor:  _____________________

         Witness to the signature:  _____________________

         Signature of the Transferee:  _____________________

         Witness to the signature:  _____________________

16.6     The Board of Directors may:

         (a) refuse to transfer a share with respect to which an Obligation exists;

         (b) suspend the registration of share transfers in the 10 (ten) days prior to convening a General Meeting;

         (c) decline to recognize a share transfer deed until a Share Certificate for the shares transferred, or other proof that the Board of Directors may demand in order to clarify the ownership of the transferor, shall be attached to the shares being transferred;

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                                       9


         (d) decline to transfer shares until the Company has been paid a transfer fee as specified by the Board of Directors.

16.7 All Share Transfer Deeds will be delivered to the Company at the Office. A Share Transfer Deed which is recorded in the Shareholder Register will remain with the Company, and any Share Transfer Deed which the Board of Directors refuses or declines to approve will be returned, upon demand, to whomever delivered it to the Company, together with the Share Certificate, if delivered.

16.8 The person entitled to shares by an act of Law is entitled to be recorded in the Shareholders Register as a Shareholder thereof.

17.      THE ORGANS OF THE COMPANY AND THEIR AUTHORITY

17.1     The organs of the Company are:

         (1)      The General Meeting;

         (2)      The Board of Directors; and

         (3)      The General Manager, if the Company has appointed a General
                  Manager.

17.2 The authorities of the different organs of the Company will be as specified in the Law and in these Articles.

17.3 Each organ of the Company has all the ancillary rights required for implementing his or its authority.

17.4 An authority not assigned in these Articles or in the Law to another organ of the Company may be exercised by the Board of Directors, which shall have a residual authority.

17.5 An action taken without authority or in excess of authority may be approved retroactively by the proper organ of the Company.

18.      GENERAL MEETING

18.1     THE PLACE OF THE GENERAL MEETING

         (a)      The General Meeting will take place in Israel.

         (b) If the shares of the Company have been offered to the public outside of Israel or are registered or listed for trade outside of Israel, a General Meeting may also be conducted outside of Israel if the Board of Directors so resolves.

18.2     PARTICIPATION IN THE GENERAL MEETING

         (a) Subject to the provisions of the Law, a Shareholder may participate in the General Meeting.


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         (b)      A Shareholder entitled to participate in a General Meeting will be one who is a Shareholder at the time fixed in the resolution to convene that General Meeting, provided that such time is not more than 21 days prior to the date upon which the meeting is to be convened, and not less than 4 days prior thereto. With respect to a General Meeting in which it is possible to vote by way of Proxy Card, the aforesaid terms may be modified if so specified in the Regulations promulgated under the Law.

         (c) A Shareholder who is not registered in the Shareholders Register and who wishes to vote at a General Meeting shall prove to the Company his ownership in the shares, in the method specified in the Regulations promulgated under the Law.

         (d) A Shareholder may be present at and participate and vote in a General Meeting either in person or by proxy, with respect to each share held by him; a Shareholder who is the registered owner of more than one share of the Company may appoint different proxies for different shares of which he is the registered owner, provided that with respect to each specific share, only one person - who may be either the Shareholder or a duly appointed proxy - may be present and vote at any General Meeting.

         (e)      A legal entity may participate in a General Meeting by proxy.

         (f) In the event a share is jointly owned, the joint owner whose name appears first in the Share Registry may participate in the General Meeting. If he is not present at the General Meeting, the joint owner whose name appears thereafter may participate in that General Meeting, and so forth.

         (g) A Shareholder shall designate a proxy by signing an instrument of proxy in the form specified below, or in a similar or customary form which is acceptable to the Board; or, if shares of the Company are traded outside of Israel, in a form which is in accordance with the applicable laws, rules or customs of the country and the stock market in which the Company's shares are registered or listed for trade.

                  To:  __________________(the Company)

                              APPOINTMENT OF PROXY

                  I/we the undersigned, _________ of __________, the owner of _____ Ordinary Shares in the Company, hereby appoint
                  _________, ID/Company No. _________, or in his absence
                  _________, ID No. _________, as our proxy to participate and vote in the General Meeting of the Company convened for the _____ day of _________, _____, and in any adjourned meeting, with respect to _____ of my aforesaid Ordinary Shares.

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                  IN WITNESS WHEREOF, we have affixed our signature on this
                  ____ day of _________, 20_.


                                               _________________________
                                               [Shareholder's Signature]

         (h) The appointment of a proxy will be valid only if the proxy appointment notice is delivered to the Office or to another place specified by the Board of Directors prior to the beginning of the meeting.

         (i) If both a Shareholder and his proxy are present at a General Meeting with respect to the same shares, the appointment of the proxy shall be void with respect to such shares.

         (j) A vote cast in accordance with the instructions contained in any instrument appointing a proxy shall be valid, notwithstanding the death of the grantor or the revocation of the proxy, unless notice in writing of the death or revocation had been received at the office of the Company, or by the chairman of the meeting, prior to the vote.

         (k) In the case of any dispute with respect to the right to participate in the General Meeting, the Chairman of the meeting will decide and his decision will be final and binding.

         (1) The Chairman of the General Meeting may prevent the participation therein of a person who is neither a Shareholder nor a proxy of a Shareholder, unless the General Meeting shall otherwise resolve. The General Meeting may resolve to prohibit the participation of a person who is neither a Shareholder nor a proxy of a Shareholder.

18.3     ANNUAL MEETING

         (a)      CONVENING AN ANNUAL MEETING

                  (1) The Company will conduct each year an Annual Meeting no later than 15 (fifteen) months following the previous Annual Meeting.

                  (2) If the Board of Directors does not convene an Annual Meeting as aforesaid, any Shareholder or Director may apply to the court to order that a Meeting be convened.

                  (3) If it is impractical to convene an Annual Meeting or to conduct it in the manner fixed in these Articles and/or the Law, the court may, upon application by the Company, by a Shareholder entitled to vote at the General Meeting or by a Director, order that the Meeting be convened and conducted in the manner specified by the Board of Directors.

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                                       12


         (b)      AGENDA

                  (1) The agenda of an Annual Meeting may include a discussion of:

                           (i)      the appointment of Directors;

                           (ii)     the appointment of an Auditor;

                           (iii)    Financial Reports;

                           (iv) any other matter specified by the Board of Directors;

                  (2) Resolutions may be adopted at an Annual Meeting only in those matters specified in the agenda.

18.4     SPECIAL MEETINGS

         (a)      CONVENING A SPECIAL MEETING:

                  (1)      The Board of Directors will convene a Special
                           Meeting:

                           (i)      upon its resolution to such effect;

                           (ii)     upon a demand made by the lesser of (a) 2
                                    (two) Directors or (b) one-fourth of the Directors then serving;

                           (iii) upon a demand made by Shareholders holding shares constituting at such time at least:
                                    (a) 5% (five percent) of the issued share capital and 1% (one percent) of the voting rights of the Company; or (b) 5% (five percent) of the voting rights of the Company;

                  (2) If a demand is made to the Board of Directors to convene a Special Meeting as aforesaid, it will convene such Meeting within 21 (twenty-one) days from the date of the demand, to a date specified in the invitation which will be not earlier than 21 (twenty-one) days and not later than 35 (thirty-five) days from the date of publishing the notice of the General Meeting, or from such other date specified in the Regulations with respect to General Meetings in which it is possible to vote by way of Proxy Card.

                  (3) In the event the Board of Directors fails to convene the Special Meeting, the Director(s) who demanded the meeting, or those Shareholders who demanded, or part thereof, that hold at least half of the voting rights of the demanders, may convene a meeting provided that the meeting will not take place earlier than 3 (three) months from the date demanding such meeting.

                           A Special Meeting as aforesaid will take place, insofar as possible, in the same fashion as a General Meeting convened by the Board of Directors.


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                                       13


                           In the event such a meeting has been convened, the Company shall bear the reasonable expenses necessary to convene the meeting which were incurred by the Director or the demanders, as the case may be, and the Directors responsible for not convening the meeting will reimburse those expenses to the Company.

         (b)      AGENDA

                  (1) The agenda at a Special Meeting will be set by the Board of Directors; and if the Special Meeting is convened upon demand as specified in sub-Article (a) above, those matters specified by the Directors or Shareholders who demanded that the Special Meeting be convened shall be included in the agenda, provided that such matters are suitable, in accordance with the Law and these Articles, to be included in the agenda of a General Meeting.

                  (2) Only matters included on the agenda will be discussed at a Special Meeting.

18.5     NOTICE OF A GENERAL MEETING AND THE DATE FOR ITS PUBLICATION

         (a)      THE FORM OF NOTICE OF A GENERAL MEETING:

                  (1)      The notice of a General Meeting shall include:

                           (i)      the agenda;

                           (ii)     proposed resolutions;

                           (iii) with respect to a General Meeting in which it is possible to vote by way of Proxy Card-arrangements to vote by way of Proxy Card;

                           (iv) if the shares of the Company are traded or listed for trade outside of Israel any other matter that is required under the laws, rules or customs of the country and the stock market in which the Company's shares are registered or listed for trade.

                           The aforesaid will be as determined by the Board of Directors, unless provisions with respect thereto are set forth in the Regulations and/or in any applicable other law, regulations or rules.

                  (2) A General Meeting may adopt a resolution different from that specified in the notice, if so provided under a Regulation.

         (b)      PUBLICATION OF NOTICE OF A GENERAL MEETING.

                  (1) The Company shall deliver to each of its Shareholders who are listed in the Shareholders Register notice of at least twenty-one (21) days of any General Meeting.

                  (2) Notice of a General Meeting will be published if so required by the Regulations; and if shares of the Company are traded outside of Israel, the Company shall provide notice of its General Meetings to its Shareholders who are listed in the Shareholders Register, in accordance with the applicable laws and rules in effect in the country and the stock market in which its shares are registered or listed for trade.

18.6     QUORUM

         (a) No discussion shall be held in a General Meeting unless a quorum is present at the beginning of the meeting.

         (b) A quorum for a General Meeting is the presence, within one half an hour from the time specified for commencing the meeting, of at least 2 (two) Shareholders who hold in the aggregate at least 33-1/3% of the voting rights of the Company.

         (c) If a share is jointly owned, the joint owner's name that appears first in the Shareholders Register will attend the General Meeting. If he does not attend, the joint owner whose name appears thereafter may attend the General Meeting, and so forth.

         (d) A Shareholder voting by way of Proxy shall be deemed present at the General Meeting if the proxy appointment shall be received by the Company prior to the beginning of the General Meeting.

         (e) A Shareholder who is not entitled to vote at the General Meeting will not be deemed present at a General Meeting for the purposes of calculating a quorum.

         (f) If a quorum is not present within one half hour of the time specified for the commencement of the General Meeting,, the General Meeting will be adjourned for one week to the same day, the same hour and the same place, or to a later date if so specified in the notice of the General Meeting.

         (g) If a quorum is not present within one half hour from the time set for commencing the adjourned General Meeting the General Meeting will take place regardless of whether a quorum is present; provided, however, that if the General Meeting was convened upon Shareholders' demand under Article 18.4(a)(1)(iii) above, and a quorum is not present within one half hour from the time set for the commencement of the adjourned General Meeting, the General Meeting will not take place unless the minimum Shareholders required to demand the convening of a Special Meeting under Article 1 18.4(a)(1)(iii) above are present.

18.7     VALIDITY NOTWITHSTANDING DEFECT

         (a) Subject to any applicable law, a resolution adopted by the General Meeting shall be valid and have full force and effect notwithstanding any defect in the notice, convening, procedure or conduct of the General Meeting in which it was adopted, unless and until such resolution is cancelled by the Court at the request of a Shareholder, in accordance with the provisions of Section 91 of the Law.

         (b) With respect to a defect in the time, place or manner in which a General Meeting was convened, a Shareholder who arrived at that General Meeting despite the defect shall not petition the court for the cancellation of a resolution adopted at such General Meeting.

18.8     THE CHAIRMAN OF THE MEETING

         (a)      A Chairman shall be elected for a General Meeting.

         (b) The election of the Chairman of a General Meeting shall take place at the beginning of the General Meeting, which will be opened by the Chairman of the Board of Directors or by a Director which the Board of Directors has empowered therefor.

         (c) The Chairman of the General Meeting will not have a casting vote.

18.9     POSTPONING A GENERAL MEETING

         (a) A General Meeting at which a quorum is present may adjourn the meeting to another time or place to be specified.

         (b) At a adjourned General Meeting, the only matters to be discussed will be those matters on the agenda of the General Meeting with respect to which no resolutions have been adopted.

         (c) In the event the General Meeting is adjourned for more than 21 (twenty-one) days, the Company shall provide notices of the adjourned General Meeting in same manner required hereunder for the convening of a General Meeting.

         (d) If at the adjourned General Meeting a quorum is not present within one half hour from the time set for the commencement of the meeting, the General Meeting will take place regardless of the number or aggregate voting power of the Shareholders present.

18.10    VOTING AT THE GENERAL MEETING

         (a)      PERSONS ENTITLED TO VOTE AT THE GENERAL MEETING:

                  (1) Subject to the provisions of the Law and these Articles, a Shareholder entitled to participate in a General Meeting may vote at that General Meeting.

                  (2) No shareholder shall be entitled to vote at a General Meeting with respect to a specific share, unless he has paid all calls and all amounts then due by him in respect of the said share.

                  (3) With respect to voting for jointly owned shares, the joint owner whose name first appears in the Shareholders Register will be entitled to vote; if he is not present, the joint owner appearing thereafter who attends the meeting may vote, and so forth.

                  (4) In the event of disputes with respect to voting rights, the Chairman of the meeting shall prevail and his decision shall be final and binding.

         (b)      VOTING AT GENERAL MEETINGS

                  (1) Subject to special rights, conditions, privileges and/or restrictions which may be attached to a specific class of shares, each holder of share(s) which entitle their holder to vote, shall have one vote for each share held by him.

                  (2) A Shareholder may vote at a General Meeting in person or by proxy, with respect to each share held by him which entitles him to vote, in accordance with
                           Article 18.2(d) above. A shareholder who is entitled to participate and vote at a General Meeting in respect of more than one share may vote on a resolution in one direction (in favor of, against, or abstain) in respect of any part of his shares, and on the same resolution, in other directions in respect of any other part or parts of his shares.

                  (3) In addition, a Shareholder may vote by way of Proxy Card in accordance with the provisions of the Law and the matters specified therein, only if and after the provisions with respect thereto shall become effective and binding upon the Company.

                  (4) Subject to the provisions of the Law and these Articles, all resolutions at a General Meeting will be adopted by a count of votes, in which a Majority of votes cast are in favor of the adoption of the resolution.

                  (5) The announcement of the Chairman of the meeting that a resolution has been adopted or rejected, unanimously or by a certain majority, will be prima facie proof thereof.

18.11    MINUTES OF A GENERAL MEETING

         (a) The Company will prepare, at the Chairman's responsibility, minutes of the proceedings at a General Meeting; these minutes shall be signed by the Chairman of the General Meeting.

         (b) Minutes signed by the Chairman of the General Meeting will be deemed PRIMA FACIE proof of their content.

         (c) A Shareholder may review the Register of the minutes of the General Meeting and receive, upon his request, copies of such minutes.

19.      THE BOARD OF DIRECTORS

19.1 The duties and authorities of the Board of Directors will be as provided in the Law and in these Articles.

19.2 The number of the members of the Board of Directors shall be as set from time to time by resolution of the General Meeting, provided that there will be no fewer than 5 (five) nor more than 10 (ten) Directors (including the Outside Directors).

19.3     APPOINTMENT OF DIRECTORS

         (a) A Director will be appointed by the Annual Meeting and will serve until the conclusion of the next Annual Meeting. A Director appointed by a General Meeting shall commence serving at the conclusion of the General Meeting in which he was appointed, unless a later date for the commencement of his or her tenure was specified in the resolution by which he was appointed.

         (b) The Board of Directors may appoint a Director to fill the place of a Director whose appointment has expired during the term, and may appoint a Director(s) if the number of Directors then serving falls below the minimum number specified in
                  Article 19.2 above. A Director so appointed shall commence his tenure from the date of his appointment, and will serve until the end of the next General Meeting following his appointment, which has on its agenda the appointment of Directors and in which Directors are appointed; such a Director may be reappointed by such General Meeting.

         (c) In the event that the tenure of a Director expires, or that the number of Directors then serving shall fall beneath the minimum number set forth in Article 19.2 above, the Board of Directors may continue to act, provided that the number of Directors then serving shall be no fewer than half of said minimum number of Directors. In the event that the number of serving Directors shall fall below half of the minimum number set forth in Article 19.2 above, the Board of Directors shall act only in an emergency and in order to convene a General Meeting for the election of Directors.

19.4     A LEGAL ENTITY AS A DIRECTOR

         (a)      A legal entity may serve as a Director.

         (b) A legal entity serving as a Director will appoint an individual qualified to serve as a Director to act on its behalf, and may replace him subject to his obligations to the Company.

         (c) The appointment and/or replacement of an individual as aforesaid shall be effected by written notice to the Company signed by those persons authorized to sign on behalf of the appointing legal entity.

         (d) The name of the individual will be recorded in the Directors' Registry as the person serving on behalf of the appointing legal entity.

         (e) The obligations of a Director will apply to the individual serving on behalf of the appointing legal entity, as well as to the legal entity Director who appointed him.

19.5     THE EXPIRATION OF THE TERM OF A DIRECTOR

         The term of a Director shall expire in any of the following instances and any other instance provided under the Law:

         (a)      Upon his death.

         (b)      If he is found to be non compos mentis.

         (c)      Upon his resignation.

         (d) Upon his removal by a resolution of the General Meeting of the Company.

         (e) In the event he or she has been declared bankrupt; or if a legal entity - it has adopted a resolution of voluntary liquidation or winding-up, or a liquidation order has been issued with respect thereto.

19.6     ALTERNATE DIRECTOR

         (a) A Director may appoint, dismiss and/or replace an individual who is qualified to serve as a director and who is not then a Director, as an Alternate Director. The appointment, replacement and/or dismissal of an Alternate Director shall be by written notice by the appointing Director either to the Company or to the Chairman of the Board of Directors of the Company. Upon the expiration or termination of the tenure of the appointing Director, the tenure of the Alternate Director appointed by him will also expire.

         (b) An Alternate Director will not be entitled to participate or vote at a meeting of the Board of Directors at which the appointing Director is present.

         (c) An Alternate Director shall have all the rights and obligations of the appointing Director, excluding the right to appoint an Alternate Director.

19.7     THE CHAIRMAN OF THE BOARD OF DIRECTORS

         (a) The Board of Directors may appoint a Chairman of the Board of Directors from amongst its members, by a resolution adopted by a Majority of votes.

         (b) The term of office of the Chairman of the Board shall be until the earlier of the termination of his tenure as a director and the adoption of a resolution as to the termination of his office as Chairman.

         (c) The Board of Directors may appoint a deputy and/or alternate Chairman of the Board of Directors.

         (d) The Chairman of the Board of Directors shall conduct the meetings of the Board of Directors and sign the minutes of the meeting. In the event that the Chairman of the Board of Directors is not present at a meeting of the Board of Directors or is unable to fulfill his position, his position will be filled by the Deputy Chairman of the Board of Directors (if a Deputy Chairman of the Board of Directors has been appointed), who shall then have the authority of the Chairman of the Board of Directors.

         (e) If both the Chairman of the Board of Directors and Deputy Chairman of the Board of Directors (if a Deputy Chairman of the Board of Directors has been appointed) are absent from a meeting of the Board of Directors, the Board of Directors shall appoint at the commencement of the meeting one of its members to chair the meeting and to sign the minutes of the meeting.

                  Neither the Chairman of the Board of Directors nor another Director appointed to chair a meeting of the Board of Directors, including the alternate or Deputy Chairman, shall have an additional or casting vote.

19.8     MEETINGS OF THE BOARD OF DIRECTORS

         (a)      CONVENING MEETINGS OF THE BOARD OF DIRECTORS AND THEIR
                  LOCATION

                  (1) The Board of Directors will convene meetings as dictated by the needs of the Company, and at least once every three (3) months.

                  (2) Each meeting of the Board of Directors shall be held in the registered Office of the Company, unless the Board of Directors otherwise resolves. If a meeting of the Board of Directors shall take place outside of Israel, the Company will bear travel and other reasonable expenses of the Directors incurred due to their participation in the meeting.

                  (3) The Chairman of the Board of Directors may convene a meeting of the Board of Directors at any time, subject to sub-Article (c) below.

                  (4) The Chairman of the Board of Directors shall convene a meeting of the Board of Directors without delay upon the demand of any two Directors, or if the Board of Directors has at such time five or fewer serving Directors - upon the demand of one Director.

         (b)      THE AGENDA AT BOARD MEETINGS

                  (1) The Agenda of the meetings of the Board of Directors shall be specified by the Chairman of the Board of Directors and will include all of the following:

                           (a) matters specified by the Chairman of the Board of Directors, if any;

                           (b) any matter which a Director or the General Manager has requested that the Chairman of the Board of Directors include in the Agenda of that meeting, within a reasonable time prior to the scheduled meeting of the Board of Directors;

                           (c)      a matter for the discussion and/or
                                    resolution of which a Director has requested to convene a meeting of the Board of Directors;

                  (2) The Agenda at a meeting of the Board of Directors which is to be convened, in accordance with the provisions of the Law, by a Director and/or by the General Manager and/or by the Auditor, shall include those matters for discussion and/or resolution of which said meeting of the Board of Directors has been convened.

         (c)      NOTICES OF MEETINGS OF THE BOARD OF DIRECTORS

                  (1) Notice of the meeting of the Board of Directors shall be given to each Director orally or in writing, a reasonable time prior to the time of the meeting but not less than 48 hours prior to that meeting; provided, however, that if the Chairman of the Board of Directors or, in his absence, his Deputy, as the case may be, has decided that it is necessary to convene an urgent meeting of the Board of Directors, even shorter advance notice may be given as determined by the Chairman of the Board of Directors, or in his absence by the Deputy, as the case may be.

                  (2) The time and place at which the meeting will be convened will be specified in the notice in reasonable detail, in addition to the items on the agenda of said meeting.

                  (3) Notice of the meeting of the Board of Directors shall be given to each Director at his last address provided by him to the Company.

                  (4) Notwithstanding the aforesaid, with the consent of all of the Directors, a meeting of the Board of Directors may be convened without any advance notice.

                  (5) At the meeting of the Board of Directors, only matters specified on the agenda will be discussed, unless all of the Directors are present at the meeting and have agreed to discuss a matter not on the Agenda.

         (d)      PARTICIPATION IN MEETINGS OF THE BOARD OF DIRECTORS

                  (1) Subject to the provisions of the Law and these Articles, any Director and/or Alternate Director, as the case may be, may participate in the meetings of the Board of Directors.

                  (2) The General Manager may participate in Meetings of the Board of Directors and so may an Officer or another person invited to participate by the Chairman of the Board of Directors, by a Director and/or by the Board of Directors.

                  (3) Notwithstanding the above, the Board of Directors shall be entitled to prevent any person who is not a Director or an Alternate Director from being present at meetings of the Board of Directors.

         (e)      QUORUM

                  (1) The quorum required to commence a meeting of the Board of Directors shall be a majority of the members of the Board of Directors then serving who are not prevented under the Law from participating in the meeting, but in no event less than two Directors.

                  (2) No discussion shall be held at a meeting of the Board of Directors unless at the beginning of the meeting a quorum is present.

                  (3) If within one-half hour from the time set for commencing the meeting of the Board of Directors, a quorum is not present, the meeting will be adjourned to the following day at the same place and at the same time. If at such adjourned meeting of the Board of Directors a quorum is not present within a half an hour from the time set for commencing said adjourned meeting, the meeting may be held, and resolutions may be adopted, regardless of the number of participants.

         (f)      POSTPONING A MEETING OF THE BOARD OF DIRECTORS

                  (1) At a meeting of the Board of Directors in which a quorum is present, the Board of Directors may resolve to adjourn the meeting to another time. At a adjourned meeting as aforesaid, only those items which were on the agenda for the original meeting but with respect to which no resolution was adopted, may be discussed.

                  (2) If a meeting of the Board of Directors is adjourned, the Company shall notify all of those Directors who were not present at such meeting, of the postponement.

                  (3) In the event that a meeting of the Board of Directors has been adjourned as aforesaid for more than 7 (seven) days, the Company will notify all of the Directors of the adjourned meeting.

         (g) VOTING AND THE ADOPTION OF RESOLUTIONS AT MEETINGS OF THE BOARD OF DIRECTORS

                  (1)      Each Director shall have 1 (one) vote.

                  (2) Resolutions of the Board of Directors will be adopted by a Majority of all of the Directors voting with respect thereto.

         (h)      MINUTES OF THE BOARD OF DIRECTORS

                  (1) The Company shall prepare, at the responsibility of the Chairman of the Board of Directors, minutes of all of the procedures of the Board of Directors; these minutes shall be signed by the Chairman of the meeting.

                  (2) Minutes approved and signed by the Chairman of the Board of Directors or by the Chairman of the meeting shall be prima facie proof of the contents thereof.

         (i)      HOLDING MEETINGS OF THE BOARD OF DIRECTORS BY
                  TELECOMMUNICATIONS

                  (1) The Board of Directors may hold meetings by any means of telecommunications, including video or telephone conference, provided that all of the Directors participating may hear each other simultaneously.

                  (2) All participants in a meeting by telecommunications shall be deemed present at the meeting of the Board of Directors.

         (j)      ADOPTING A RESOLUTION OF THE BOARD OF DIRECTORS WITHOUT
                  MEETING

                  (1) The Board of Directors may adopt resolutions without convening a Meeting, providing that all of the Directors entitled to participate in and vote at the meeting have agreed thereto.

                  (2) In the event a resolution has been adopted without convening as aforesaid, the Chairman of the Board of Directors, and if there is no Chairman, the Director who initiated the resolution, shall record the minutes of such resolution and affix thereto the signatures of all of the Directors. Those minutes shall be deemed to be minutes of the Meeting of the Board of Directors.

         (k)      VALIDITY NOTWITHSTANDING DEFECT

                  Subject to any applicable law, a resolution adopted by the Board of Directors shall be valid and have full force and effect notwithstanding any defect in the notice, convening, procedure or conduct of the meeting in which it was adopted.

19.9     COMMITTEES OF THE BOARD OF DIRECTORS

         (a) The Board of Directors may establish committees and appoint members thereto from amongst the members of the Board of Directors (hereinafter: "Committees of the Board of Directors").

         (b) Subject to the provisions of the Law and these Articles, the Board of Directors may delegate its authority to Committees of the Board of Directors and determine the framework of the authority and the actions of the Committees of the Board of Directors.

         (c) A resolution adopted, or an action taken, by a Committee of the Board of Directors with respect to a matter which the Board of Directors has delegated to it, shall be deemed a resolution adopted or an action taken by the Board of Directors.

         (d) Committees of the Board of Directors shall report to the Board of Directors regarding their resolutions or recommendations at their earliest convenience after their adoption.

         (e) Procedural provisions applying to the Board of Directors will also apply to Committees of the Board of Directors, mutatis mutandis.

         (f) Resolutions of the Committees of the Board of Directors shall be adopted by a Majority of the votes of the Directors participating in the vote.

         (g) Minutes of the Committees of the Board of Directors shall be prepared, signed and kept in the same manner as minutes of the Board of Directors, mutatis mutandis.

         (h) The Board of Directors may cancel a resolution of a Committee of the Board of Directors and may revoke the delegation of authority, in whole or in part, to Committees of the Board of Directors; provided that any cancellation or revocation as aforesaid will not derogate from a resolution upon which the Company has acted in connection with a third party who is not aware of its cancellation or revocation.

19.10    MISCELLANEOUS

         (a) Actions taken by or pursuant to resolutions of the Board of Directors, by a Committee of the Board of Directors or by any person serving as a Director shall be valid and effective notwithstanding that it is subsequently discovered that there was a defect in the appointment of the Directors or the aforesaid Committee, or all or part of the Directors were unqualified, as if each of the Directors had been properly and legally appointed and all of them were qualified to serve as Directors, or as if the Committee had been appointed lawfully.

         (b) The General Meeting may approve any Action taken by the Board of Directors without authority or in excess of authority; and from the time of approval, such approved Action shall be deemed taken within the authority of the Board of Directors.

         (c) The Board of Directors may approve any Action within the scope of its authority, which was taken by a Committee of the Board of Directors without authority or in excess of authority; and from the time of approval, such approved Action shall be deemed taken within the authority of the Committee of the Board of Directors.

20.      AUDIT COMMITTEE

20.1 The Board of Directors shall appoint from amongst its members an Audit Committee of at least three members designated by the Board of Directors, in which each of the Outside Directors shall be a member.

20.2 The duties and authorities of the Audit Committee shall be as provided in the Law.

21.      THE GENERAL MANAGER

21.1     The Company shall appoint one or more General Managers to the Company.

21.2 The General Manager will be appointed and/or dismissed by the Board of Directors. The Board of Directors shall decide the terms of the General Manager's employment, provided that if the General Manager is also a Director, the approval of the terms of his employment shall require the same procedure as approval of the terms of service of a Director.

21.3 The General Manager shall be responsible for the general management of the Company's affairs, within the framework of the policies set by the Board of Directors, and subject to the directives of the Board of Directors.

21.4 The General Manager shall have all management and executive authorities of the Company not assigned in these Articles or under the Law to another organ of the Company.

21.5     The General Manager shall report to the Board of Directors.

21.6 The Board of Directors may direct the General Manager how to act in a given matter; and should the General Manager fail to execute such a directive, the Board of Directors may then exercise the authority required to implement the directive in his stead. Without derogating from the aforesaid, The Board of Directors may assume any authority otherwise given to the General Manager, for a specific purpose or for a specific period of time.

21.7 In the event that the General Manager is unable to exercise his authority, the Board of Directors may appoint a Director to exercise such authority in his stead.

22.      INTERNAL AUDITOR

22.1 The Board of Directors shall appoint an Internal Auditor, upon the recommendation of the Audit Committee.

22.2 The Internal Auditor shall report to the Chairman of the Board of Directors.

22.3 The duties and authorities of the Internal Auditor shall be as provided in the Law.

23.      AUDITOR

23.1     APPOINTMENT OF AN AUDITOR

         (a) The Company will appoint a certified accountant to be an Auditor. The Company may appoint several Auditors to conduct the audit jointly.

         (b) An Auditor will be appointed at each Annual Meeting and will serve in his position until the end of the following Annual Meeting, or until a later time determined by the General Meeting, provided that an Auditor shall serve no longer than until the end of the third Annual Meeting after the Annual Meeting in which he was appointed. An Auditor who has completed a period of appointment as aforesaid may be reappointed.

         (c) In the event the position of Auditor has become vacant and the Company does not have an additional Auditor, the Board of Directors shall convene a Special Meeting as soon as possible to appoint an Auditor.

         (d) The position, authorities and duties of the Auditor shall be as provided in the Law.

24.      SECRETARY

24.1 The Board of Directors may appoint a Secretary to the Company, may dismiss the Secretary and appoint another in his stead, and may determine the remuneration and terms of service thereof.

24.2 The Secretary will prepare and conduct the minutes, documents, books of records, registers and reports which the Company must maintain and/or safe keep and/or submit to the Registrar of Companies or any other authority, and will fulfill the duties assigned to him by the Board of Directors. The Secretary of the Company may sign on behalf of the Company documents and reports to be submitted to the Registrar of Companies.

25.      RIGHTS OF SIGNATURE AND STAMP OF THE COMPANY

25.1 The Board of Directors will determine the stamp and/or seal of the Company.

25.2 The Board of Directors will designate the persons authorized to sign on behalf of the Company and the form of signature.

25.3 Without derogating from the aforesaid, documents and/or reports or notices to the Registrar of Companies may also be signed by the Secretary.

26.      FINANCIAL REPORTS

26.1 The Company will keep books of account and will prepare Financial Reports as required under any applicable law.

26.2 The Audited Financial Reports will be approved by the Board of Directors as provided under any applicable law.

27.      DIVIDENDS AND BONUS SHARES

27.1     GENERAL

         (a) A Shareholder shall be entitled to receive only such dividends and/or bonus shares as the Company may resolve to distribute, if any.

         (b) The distribution of dividends and the issuance of bonus shares shall be within the authority of the Board of Directors.

         (c) The Shareholders entitled to a dividend and/or bonus shares, as the case may be, shall be those Shareholders who are Shareholders at the time of the adoption of the resolution to distribute such dividend or bonus shares, or at such later date as may be provided in such resolution (hereinafter: the "Ex-dividend Date").

         (d) Dividends and/or bonus shares distributed by the Company will be distributed pro rata to the par value of each share.

         (e) Notwithstanding the aforesaid, in the event that the Company has shares with different rights, dividends and/or bonus shares distributed by the Company will be distributed in accordance with the rights attached to its shares with respect to dividend and/or bonus shares.

         (f) In the event that a Shareholder has not rendered payment to the Company in full of the consideration then due to the Company for the Shares issued to him, he will be entitled to a dividend and/or bonus shares with respect only to a number of shares proportionate to the amount paid or credited as of the Ex-Dividend Date, pro rata temporis, on account of the consideration then due.

27.2     DISTRIBUTION OF DIVIDENDS

         (a) The Company may distribute dividends subject to and in accordance with the provisions of the Law.

         (b) Where a share with respect to which a dividend is to be distributed is jointly owned, any dividend distributed by the Company with respect to such jointly-owned share will be paid to that joint owner whose name appears first in the Share Registry.

27.3     DISTRIBUTION OF BONUS SHARES

         (a) Subject to the provisions of the Law, the Board of Directors may issue bonus shares.

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         (b)      In the event that bonus shares are distributed, the Company shall convert to share capital, by resolution of the Board of Directors, a portion of its profits and/or premium paid to it on shares and/or from any other source included in its equity in accordance with the latest Financial Statements, an amount equal to the par value of the Bonus Shares.

         (c) As part of any resolution with respect to the distribution of Bonus Shares, the Board of Directors will empower a person to sign the allotment agreement of Bonus Shares on behalf of the Shareholders.

28.      THE OFFICE

28.1 The Company shall maintain a registered office in Israel, to which any notice to the Company may be submitted (hereinafter: the "Office").

28.2 Subject to Article 28.1 above, the Company may change the address of the Office, as may be determined from time to time by the Board of Directors.

29.      THE SHAREHOLDERS REGISTER

29.1 The Company will maintain a Shareholders Register and a Material Shareholders Register in accordance with the Law.

29.2 The Shareholders Register will be prima facie proof of the content thereof in the case of any conflict between the content of the Shareholders Register and that of any Share Certificate.

29.3 All reports received by the Company under the Securities Law with respect to the shareholdings of Material Shareholders will be kept in the Material Shareholders Register.

29.4     MODIFYING AND AMENDING THE SHAREHOLDERS REGISTER

         The Company shall change the registration of ownership of shares in the Shareholders Register and, where applicable, in the Material Shareholders Register, in any of the following cases:

         (a) The Company has received a Share Transfer Deed in accordance with Article 16 hereinabove, and the Board of Directors has not declined to transfer the shares.

         (b) It has been proven to the Company that the conditions for transferring the shares have been fulfilled.

         (c) The Board of Directors is convinced that there is an error in the content of the Shareholders Register.

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                                       28


         (d) Any other circumstances constituting sufficient cause, in accordance with these Articles or the Law, to record a change in the Shareholders Register, including assignment of the shares by operation of law.

         (e) The Company has received a court order to change the Shareholders Register.

29.6     ADDITIONAL SHAREHOLDERS REGISTER OUTSIDE ISRAEL

         The Company may maintain an additional Shareholders Register outside of Israel, in which case the Company shall record in its primary Shareholders' Register the number of shares recorded in the aforesaid additional Shareholders Register and, if such shares are numbered, the serial numbers of those shares recorded in said additional Shareholders Register. Other procedures regarding said additional Shareholders Register shall be determined by the Board of Directors, to the extent they are not set forth in the Regulations.

29.7     INSPECTING THE SHAREHOLDERS REGISTER

         The Shareholders Register and the Material Shareholders Register shall be open for inspection by any person.

30.      DIRECTORS REGISTER

         The Company will maintain a Directors Register, which shall contain a listing of the names and addresses of the Directors of the Company and their Alternates, in accordance with the Law.

31.      ENCUMBRANCES REGISTER

31.1     The Company will maintain an Encumbrances Register which will include:

         (a)      Encumbrances placed upon specific assets of the Company.

         (b)      Floating charges on the Company's enterprise and property.

31.2 The Encumbrances Register will be kept at the Office, together with copies of any documents creating or placing an encumbrance.

31.3 The Encumbrances Register, together with copies of the documents set forth in Article 31.2 above, will be open for inspection, free of charge, by any Shareholder or creditor of the Company.

31.4 The Encumbrances Register will be open for inspection by any person other than a Shareholder of creditor of the Company, for a fee in such amount as may be determined by the Company from time to time, provided however that the amount of such fee shall not exceed the maximum amount specified in the Regulations..

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                                       29


32.      THE REGISTER OF SECURED DEBENTURE HOLDERS

32.1 The Company will maintain a Register of Secured Debenture Holders, in which the name of each Secured Debenture Holder, the amount of any Debenture, the interest thereupon, the date of payment thereof and the encumbrance given as security for the Debenture, will be entered.

32.2 The Debenture Holders Register will be maintained in the Office, together with a copy of a Debenture from each Series of Debentures issued by the Company.

32.3     The Debenture Holders Register and copies of Debentures as provided in
         32.2 above will be open for inspection by Shareholders and Debenture Holders; provided, however, that the Board of Directors may resolve to close same for a period or periods of time not exceeding, in the aggregate, 30 (thirty) days in each calendar year.

33.      NOTICES

33.1 Notices to shareholders and other documents delivered to the Shareholders registered in the Shareholders Register (hereinafter:
         "Notices") shall be delivered to such Shareholders personally, by mail or facsimile transmission, or by electronic mail, to the address recorded in the Shareholders Register.

33.2 A Notice delivered personally shall be deemed received by the Shareholder upon its delivery. A Notice sent by facsimile transmission or by electronic mail shall be deemed received by the Shareholder on the business day following the day on which it was sent. A Notice sent by mail shall be deemed received by a Shareholder whose address is in Israel 72 hours after its delivery or, if the address of a Shareholder is outside of Israel, within 120 hours after the Notice is delivered to a post office in Israel.